EXHIBIT 23.1  CONSENT OF LAW OFFICES OF HAROLD H. MARTIN, P.A.

Law Offices of Harold H. Martin, P.A.
17111 Kenton Drive, Suite 100B, Cornelius, North Carolina 28031
TELEPHONE (704) 894-9760; FACSIMILE (704) 894-9759

May 20, 2005

Board of Directors
Worldwide Biotech & Pharmaceutical Company
110 Sarasota Quay, Suite B
Sarasota, Florida 34236

Re: Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Very truly yours,

/s/ Harold H. Martin
Harold H. Martin
for
Law Offices of Harold H. Martin, P.A.